UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 1, 2018

National CineMedia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

6300 S. Syracuse Way, Suite 300
Centennial, Colorado 80111
(Address of principal executive offices, including zip code)
(303) 792-3600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Director
On July 1, 2018, Andrew P. Glaze joined the Board of Directors of National CineMedia, Inc. (the “Company”). Additional information about Mr. Glaze and the conditions surrounding his appointment can be found in the Company’s Current Report on Form 8-K filed on June 1, 2018. Paula Williams Madison, a director since 2014, resigned from the Board immediately prior to Mr. Glaze’s appointment, and Mr. Glaze was appointed to fill the resulting vacancy.
Mr. Glaze will initially serve on the Compensation Committee and Nominating and Governance Committee of the Board. Following Mr. Glaze’s appointment, the Compensation Committee of the Board is composed of Mr. Glaze, Lawrence A. Goodman, David R. Haas and Thomas F. Lesinksi, and the Nominating and Governance Committee of the Board is composed of Mr. Glaze, Mr. Goodman and Scott N. Schneider.
Declassification of Board of Directors
Information regarding the resignation and re-appointment of directors in connection with the declassification of the Company’s Board of Directors is incorporated by reference into this Item 5.02 from Item 5.03 below.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
At the Company’s Annual Meeting of the Stockholders (the “Annual Meeting”) held on July 6, 2018, the stockholders approved a proposal to amend the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to declassify the Company’s Board of Directors and to provide instead for the annual election of directors, increase the maximum size of the Board from ten to eleven directors, and amend certain Board approval rights. The amendment to the Certificate of Incorporation is more fully described in the Company’s definitive proxy statement on Schedule 14A filed on June 11, 2018. The amendment became effective upon acceptance of the filing by the Secretary of State of the State of Delaware on July 6, 2018.
In order to immediately declassify the Board following the amendment to the Certificate of Incorporation, each of the Company’s Class I and Class II directors, whose terms otherwise expired in 2020 and 2021 respectively, tendered his resignation to the Board and was immediately reappointed to a term ending at the Company’s 2019 Annual Meeting of Stockholders. As a result, all of the Company’s directors will stand for election at the 2019 Annual Meeting.
Effective July 6, 2018, the Board also approved an amendment to Section 3.02 of the Company’s Amended and Restated Bylaws (the “Bylaws”) to provide that the Board shall consist of no more than nine directors, provided that the Board may consist of up to eleven directors if needed to appoint directors designated by Standard General L.P. pursuant to the letter agreement between the Company and Standard General dated June 1, 2018.

Copies of the Certificate of Incorporation and Bylaws as amended are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing summaries are qualified in their entirety by reference to such exhibits.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Annual Meeting was held on July 6, 2018. The matters that were voted upon at the Company’s Annual Meeting, and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, where applicable, are set forth below. Each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting was approved.
Proposal No. 1 — Election of Class II Directors

Name	For	Withheld	Broker Non-Votes
Andrew P. Glaze	63,452,527	605,721	8,243,835
David R. Haas	63,027,921	1,030,327	8,243,835
Thomas F. Lesinski	63,297,512	760,736	8,243,835
Mark B. Segall	63,484,895	573,353	8,243,835
As described in Item 5.03 above, in order to immediately declassify the Board of Directors, each of the Class II directors tendered his resignation to the Board following the effectiveness of the amendment to the Company’s Certificate of Incorporation, and each such individual was immediately reappointed to a term ending at the Company’s 2019 Annual Meeting of Stockholders.
Proposal No. 2 — Approval of an Amendment to our Amended and Restated Certificate of Incorporation

For	Against	Abstentions	Broker Non-Votes
63,519,611	498,865	39,772	8,243,835
Proposal No. 3 — Advisory Approval of the Company’s Executive Compensation

For	Against	Abstentions	Broker Non-Votes
62,942,418	989,386	126,444	8,243,835
Proposal No. 4 — Ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the 2018 fiscal year

For	Against	Abstentions	Broker Non-Votes
71,658,015	494,546	149,522	0

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of National CineMedia, Inc., as amended July 6, 2018.
3.2	Amended and Restated Bylaws of National CineMedia, Inc., as amended July 6, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NATIONAL CINEMEDIA, INC.

Dated: July 6, 2018	By:	/s/ Sarah Kinnick Hilty
Sarah Kinnick Hilty
Senior Vice President, General Counsel and Secretary